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                                                                   Exhibit 10.47


                           AMENDMENT NUMBER TWO TO THE
                  METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN
  (As amended and restated effective with respect to salary and Cash Incentive Compensation January 1, 2005, and with respect to Stock Compensation April 15,
                                      2005)

     The MetLife Leadership Deferred Compensation Plan is hereby amended, effective December 31, 2008, as follows:

1.   A new Section 4.3 is hereby added to the Plan to read as follows:

     "With regard to Qualifying Employees, for purposes of Section 4.2 above, in order for an amount to be eligible for deferral under this plan and to validly be the subject of a Deferral Election the amount deferred must be determined by the Plan Administrator to be: (a) benefitable under the terms of SIP, or (b) an award under the terms of the 2005 Stock and Incentive Compensation Plan. The Plan Administrator may reform or interpret any Deferral Election as necessary to limit the amount deferred as provided under this Section 4.3."

     All subsequent subsections within Section 4 of the Plan shall be re-designated accordingly.

2.   Section 7.2 is hereby amended to read as follows:

     "Unless the Plan Administrator determines otherwise, a Reallocation Election shall be effective on the date it is received by the Plan Administrator, or on the following business day if it is received by the Plan Administrator at a time when the Plan Administrator determines it is not practicable or convenient to the operation of the Plan to apply such Reallocation Election on the date it is received. The number of Reallocation Elections by a Participant for (a) and (b) of Section 7.1 of this Plan, shall not exceed six (6) in any calendar year for each of (a) and (b) of Section 7.1; provided, however, that the number of such Reallocation Elections submitted by a Participant on a single day shall be aggregated as a single election for purposes of the limit expressed in this sentence."

3.   Section 22.15 is hereby amended to read as follows:

     ""Key Employee" shall mean at any given time, an employee subject to Code
     Section 416(i) as of September 30 of the prior calendar year as determined by the Plan Administrator."

4.   Section 22.20 is hereby amended to read as follows:

     ""MetLife Companies" shall mean MetLife Group, Inc.; Metropolitan Property and Casualty Insurance Company; MetLife Bank, National Association; and SafeGuard Health Plans, Inc.(of California)."

5.   A new Section 22.27 is hereby added to the Plan to read as follows:


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     ""Qualifying Employee" shall mean each individual who is employed by a
     MetLife Company paid from the United States in United States currency, who is either (a) classified in compensation grade 090, 112 through 121 or 152 through 161 and who earned annual total cash compensation (without regard to benefitability under the terms of SIP), for the twelve (12) months immediately preceding October 1 of the year prior to the year subject to the Deferral Election or in such twelve (12) month period otherwise designated by the Plan Administrator, in excess of the compensation limit under Section 401(a)(17) of the Code (as indexed annually for inflation) for the year the deferral election is filed; (b) serving in the first calendar year in the compensation grades noted above and found by the Plan Administrator in its discretion to have earned compensation in excess of the compensation limit under Section 401(a)(17) of the Code from any or all employers or principals in the prior calendar year (or in the second prior calendar year, should the Plan Administrator anticipate or determine that information on the individual's earnings in the prior calendar year that the Plan Administrator would find sufficiently reliable is not available);
     (c) an employee of any MetLife Company who was formerly a participant in the GenAmerica Executive Deferred Savings Plan, deferred compensation under that plan, and has submitted a Deferral Election under this Plan for each year the individual was otherwise eligible to do so under this Plan; or (d) deemed to be a Qualifying Employee by the Plan Administrator in its discretion."

All subsequent subsections within Section 22 of the Plan shall be re-designated accordingly.

6. Section 22.30 which contained the definition of "090 Employee" is deleted in its entirety. All instances where "090 Employee" appears in each Section of the Plan are hereby changed to "Qualifying Employee".

     IN WITNESS WHEREOF, the Plan Administrator has caused this Amendment to be adopted this 11th day of December, 2008.

PLAN ADMINISTRATOR

/s/ Margery Brittain
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Margery Brittain


ATTEST:

/s/ Bonita Haskins
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